New Retail Experience Inc.

Financial Statements December 31, 2021 and 2020

and

Independent Auditor’s Report

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INDEPENDENT AUDITOR’S REPORT

The Board of Directors

New Retail Experience Incorporated

Report on the Audit of the Financial Statements Opinion

I have audited the financial statements of New Retail Experience Incorporated (the Company), which comprise the statements of financial position as at December 31, 2021 and 2020, and the statements of comprehensive income, statements of changes in equity and statements of cash flows for the years then ended, and notes to the financial statements, including a summary of significant accounting policies.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2021 and 2020, and its financial performance and its cash flows for the years then ended in accordance with Philippine Financial Reporting Standards for Small Entities (PFRS for SEs).

Basis for Opinion

I conducted my audit in accordance with Philippine Standards on Auditing (PSAs) and auditing standards generally accepted in the United States of America (GAAS) . My responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of my report. I am independent of the Company in accordance with the Code of Ethics for Professional Accountants in the Philippines (the Code of Ethics) together with the ethical requirements that are relevant to my audit of the financial statements in the Philippines, and I have fulfilled my other ethical responsibilities in accordance with these requirements and the Code of Ethics. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with PFRSs, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

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Those charged with governance is responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

My objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes my opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with PSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with PSAs, I exercise professional judgment and maintain professional skepticism throughout the audit. I also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for my opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If I conclude that a material uncertainty exists, I am required to draw attention in my auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify my opinion. My conclusions are based on the audit evidence obtained up to the date of my auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

I communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that I identify during my audit.

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Report on the Supplementary Information Required Under Revenue Regulations 15-2010

My audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information required under Revenue Regulations 15-2010 to the financial statements is presented for purposes of filing with the Bureau of Internal Revenue and is not a required part of the basic financial statements. Such information is the responsibility of the management of New Retail Experience Incorporated. The information has been subjected to the auditing procedures applied in my audit of the basic financial statements. In my opinion, the information is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

MARK ANDREW P. REJANO

Certified Public Accountant CPA Certificate No. 0134877

Tax Identification No. 310-472-948

BOA Accreditation No. 7420

October 15, 2020, valid until February 25, 2023

BIR Accreditation No. 08-006996-001-2017

January 27, 2021, valid until January 27, 2024

PTR No. 4120861, January 4, 2022, Muntinlupa City

February 15, 2022

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NEW RETAIL EXPERENCE INCORPORATED

STATEMENTS OF FINANCIAL POSITION

	December 31
	2021	2020
ASSETS
Current Assets
Cash (Note 4)	₱13,514,758	₱131,221
Accounts receivable (Note 5)	376,768	546,004
Other current assets (Note 6)	119,457	1,275
Total Current Assets	14,010,983	678,500
Noncurrent Asset Office equipment (Note 7)	11,008	14,235
TOTAL ASSETS	₱14,021,991	₱692,735

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (Note 8)	₱468,707	₱194,757
Advances from customers (Note 9)	11,584,631	—
Advances from stockholders (Note 14)	—	157,478
Total Liabilities	12,053,338	352,235
Equity
Capital stock - ₱1 par value
Authorized - 15,000,000 shares
Subscribed capital - 3,750,000 shares	3,750,000	937,500
Issued and outstanding - 3,750,000 shares (Note 15)
Deficit	(1,781,347)	(597,000)
Total Equity	1,968,653	340,500
TOTAL LIABILITIES AND EQUITY	₱14,021,991	₱692,735

See accompanying Notes to Financial Statements.

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NEW RETAIL EXPERIENCE INCORPORATED

STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
	2021	2020
REVENUES
Sales revenue	₱1,743,898	₱3,108,663
Service revenue	2,170,883	475,489
	3,914,781	3,584,152
COST OF REVENUES
Cost of sales (Note 10)	1,086,028	1,316,181
Cost of services (Note 11)	340,080	255,060
	1,426,108	1,571,241
GROSS INCOME	2,488,673	2,012,911
GENERAL AND ADMINISTRATIVE EXPENSES (Note 12)	(3,673,020)	(2,610,018)
INTEREST INCOME	—	107
LOSS BEFORE INCOME TAX	(1,184,347)	(597,000)
PROVISION FOR INCOME TAX	—	—
NET LOSS	(1,184,347)	(597,000)
OTHER COMPREHENSIVE INCOME	—	—
TOTAL COMPREHENSIVE LOSS	₱(1,184,347)	₱(597,000)

See accompanying Notes to Financial Statements.

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NEW RETAIL EXPERIENCE INCORPORATED

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2020

	Capital	Deficit	Total
Capital	₱937,500	₱—	₱937,500
Total comprehensive income:
Net loss for the year	—	(597,000)	(597,000)
Other comprehensive income, net of tax	—	—	—
Total comprehensive loss for the year		(597,000)	(597,000)
Balances at December 31, 2020	937,500	(597,000)	340,500
Issued capital	2,812,500	—	2,812,500
Total comprehensive income:
Net loss for the year	—	(1,184,347)	(1,184,347)
Other comprehensive income, net of tax	—	—	—
Total comprehensive loss for the year	—	(1,184,347)	(1,184,347)
Balances at December 31, 2021	₱3,750,000	(₱1,781,347)	₱1,968,653

See accompanying Notes to Financial Statements.

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NEW RETAIL EXPERIENCE INCORPORATED

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before income tax	₱(1,184,347)	₱(597,000)
Adjustments for:
Depreciation expense (Note 12)	3,227	1,900
Operating loss before working capital changes	(1,181,120)	(595,100)
Decrease (increase) in:
Accounts receivable (Note 5)	169,236	(546,004)
Other current assets (Note 6)	(118,182)	(1,275)
Increase in accounts payable (Note 8)	273,950	194,757
Net cash generated from (used in) operating activities	(856,116)	(947,622)
CASH FLOWS FROM AN INVESTING ACTIVITIES
Acquisition of property and equipment (Note 7)	—	(16,135)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital	2,812,500	937,500
Advances from customers	11,584,631	—
Advances from stockholders (Note 14)	(157,478)	157,478
Net cash generated from financing activities	14,239,653	1,094,978
NET INCREASE IN CASH (Note 4)	13,383,537	₱131,221
CASH AT BEGINNING OF PERIOD (Note 4)	131,221	—
CASH AT END OF PERIOD (Note 4)	₱13,514,758	₱131,221

See accompanying Notes to Financial Statements.

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NEW RETAIL EXPERIENCE INCORPORATED

NOTES TO FINANCIAL STATEMENTS

1. Corporate Information

Corporate Information

New Retail Experience Incorporated (the “Company”) was incorporated and registered with the Philippine Securities and Exchange Commission (SEC) registration no. CS202000854 on January 17, 2020. The primary purpose of the Company is to engage in, conduct, and carry on the business of buying, selling, distributing, marketing at wholesale/retail, insofar as may be permitted by law, all kinds of goods, wares and merchandise of every kind and description such as but not limited to online retailing; to act as manufacturer’s representative, commission merchants, factor or agents, relative thereto.

The Company’s registered office address is at Unit 405 Sofia Tower Don A. Roces Avenue Laging Handa, Quezon City.

The financial statements of the Company as at and for the years ended December 31, 2021 and 2020 were authorized for issuance by the Company’s Board of Directors (BOD) on February 15, 2022.

2. Basis of Preparation, Statement of Compliance, Future Changes in Accounting Policies and Disclosures and Summary of Significant Accounting and Financial Reporting Policies

Basis of Preparation

The financial statements were prepared under the historical cost basis. The financial statements are presented in Philippine peso, which is the Company’s functional and presentation currency. All values are rounded to the nearest peso, except when otherwise indicated.

Statement of Compliance

The financial statements of the Company have been prepared in compliance with Philippine Financial Reporting Standards for Small Entities (PFRS for SEs). There are no material variations in the accounting principles, practices and methods used in preparing the accompanying financial statements from the IFRS principles, practices and methods issued by the IASB.

Summary of Significant Accounting and Financial Reporting Policies

Presentation of Financial Statements

The Company has elected to present all items of recognized income and expense in one single statements of comprehensive income.

Current versus Noncurrent Classification

The Company presents assets and liabilities in the statements of financial position based on the current/noncurrent classification. An asset is current when it is:

•	Expected to be realized or intended to be sold or consumed in normal operating cycle;
•	Held primarily for the purpose of trading;
•	Expected to be realized within twelve (12) months after the reporting period;
•	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve (12) months after the reporting period.

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The Company classifies all other assets as noncurrent.

A liability is current when:

•	It is expected to be settled in normal operating cycle;
•	Held primarily for the purpose of trading;
•	Expected to be realized within twelve (12) months after the reporting period;
•	There is no unconditional right to defer the settlement of the liability for at least twelve (12) months after the reporting period.

The Company classifies all other liabilities as noncurrent. Cash

Cash includes cash on hand and with banks. Cash in banks earns interest at the respective bank deposit rates.

Trade Receivables

Trade receivables are recognized initially at the transaction price. They are subsequently measured at amortized cost using the effective interest method, less impairment losses. An allowance for impairment of trade receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The related impairment loss is recognized immediately in profit or loss.

Other Current Assets

Refundable Deposits

Refundable deposits pertain to deposits paid for the lease agreements that are due and demandable within twelve (12) months upon termination of contract by either party as stipulated in the lease contracts.

Value-added Tax (VAT)

Expenses and assets are recognized, net of the amount of VAT, except:

•	When the VAT incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case, the VAT is recognized as part of the cost of acquisition of the asset or as part of the expense item, as applicable
•	When receivables and payables are stated with the amount of VAT included.

The net amount of VAT recoverable from, or payable, to the taxation authority is included as part of other current assets or current liability in the statement of financial position.

Input VAT represents VAT imposed on the Company by its suppliers and contractors for the acquisition of goods and services required under Philippine taxation laws and regulations. Output VAT represents indirect taxes passed on to the Company’s customers resulting from sale of goods and services and other income, as applicable, and as required by the Philippine taxation laws and regulations. Input VAT is stated at its estimated realizable value.

Output VAT is presented net of input VAT in the financial statements and the resulting VAT payable is included as part of “Accounts payable and other liabilities” account, which shall be remitted to applicable taxation authorities. When the resulting outcome is a net input VAT, it is included as part of “Other current assets” account, which can be recovered as tax credit against future tax liability of the Company.

Deferred output VAT represents output VAT on services rendered which are on credit. The related output VAT will be remitted to the Bureau of Internal Revenue (BIR) upon collection of the related receivable.

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Deferred input VAT represents input VAT on purchase of capital goods exceeding one (1) million pesos. The related input VAT is recognized over five (5) years or the useful life of the capital goods, whichever is shorter. In addition, the above also represents input VAT on the purchase of applicable services that are still outstanding at the end of reporting period. This will be claimed as tax credit against output VAT upon payment of the related liability. Input VAT is stated at its estimated net realizable value.

Office Equipment

Office equipment are carried at cost, excluding the cost of day-to-day servicing, less accumulated depreciation and amortization and any impairment in value. The initial cost of an item of office equipment consists of its purchase price, including import duties and taxes and any directly attributable costs of bringing the office equipment to its working condition and location of its intended use. Such costs include the cost of replacing part of such office equipment when that cost is incurred, if the recognition criteria are met. Expenditures incurred after the office equipment have been put into operation, such as repairs and maintenance costs, are normally expensed in the period in which these are incurred.

In situations where it can be clearly demonstrated that the expenditures have resulted in an increase in future economic benefits, expected to be obtained from the use of an item of office equipment beyond its originally assessed standard of performance, the expenditures are capitalized as an additional cost of property and equipment. Major maintenance and major overhaul costs that are capitalized as part of property and equipment are depreciated on a straight-line basis over the shorter of their estimated useful lives, typically the period until the next major maintenance or inspection.

Depreciation and amortization are computed on a straight-line basis to allocate the related assets’ cost to their estimated useful lives. The annual rates of depreciation for each category are based on the following useful lives of the office equipment which is 3-5 years.

Depreciation and amortization of office equipment begins when it becomes available for use, i.e., when it is in the location and condition necessary for it to be capable of operating in the manner intended by management. Depreciation and amortization ceases when the asset is derecognized. Depreciation and amortization does not cease when the asset becomes idle or is retired from active use unless the asset is fully depreciated.

The assets’ estimated residual values, if any, useful lives, and methods of depreciation and amortization are reviewed periodically to ensure that the periods and depreciation are consistent with the expected pattern of economic benefits from the items of office equipment. A change in the useful lives or expected pattern of consumption of the future economic benefits embodied in office equipment is accounted for as a change in accounting estimates and thus, shall be recognized prospectively in accordance with Section 5 of PFRS for SEs, Accounting Policies, Estimates, and Errors.

An item of office equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the statement of income in the year the asset is derecognized.

When assets are retired or otherwise disposed of, their cost, accumulated depreciation and amortization and any allowance for impairment loss are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of income.

Fully-depreciated assets are retained in the Company’s records until they are no longer in use and no further depreciation expense is charged to current operations.

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Impairment of Nonfinancial Assets

Office Equipment and Software Costs

The Company assesses at each end of the reporting period whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount. The estimated recoverable amount of an asset is the greater of the asset’s fair value less costs to sell and value in use.

The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining the fair value less cost to sell, recent market transactions are taken into account. If no such transaction can be identified, an appropriate valuation model is used.

Impairment losses of continuing operations are recognized in the statement of comprehensive income in expense categories consistent with the function of the impaired asset, except for assets previously revalued with the revaluation taken to other comprehensive income. For such assets, the impairment is recognized in other comprehensive income up to the amount of any previous revaluation.

Other Current Assets

The Company provides allowance for impairment losses on nonfinancial prepayments and other current assets when they can no longer be realized. The amounts and timing of recorded expenses for any period would differ if the Company made different judgments or utilized different estimates. An increase in allowance for impairment losses would increase recorded expenses and decrease prepayments and other current assets.

Recovery of impairment losses recognized in prior years is recorded when there is an indication that the impairment losses recognized for the asset no longer exist or have decreased. The recovery is recorded in the statement of income. However, the increased carrying amount of an asset due to a recovery of an impairment loss is recognized to the extent it does not exceed the carrying amount that would have been determined (net of depreciation and amortization) had no impairment loss been recognized for that asset in prior years.

Trade and Other Liabilities

Trade and other liabilities are obligations on the basis of normal credit terms and do not bear interest. These are recognized initially at transaction price and subsequently measured at amortized cost using EIR method. Trade and other liabilities are classified as current liabilities when these are expected to be paid within twelve (12) months after the end of the reporting period or the Company has no unconditional right to defer settlement for at least twelve (12) months at the end of the reporting period.

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Contributed Capital

Contributed capital are classified as equity.

Retained Earnings (Deficit)

Retained earnings (Deficit) represent the cumulative balance of periodic net income or loss, prior period adjustments, effect of changes in accounting policies in accordance with Section 5, Accounting Policies, Estimates, and Errors and other capital adjustments, net of any dividend declaration.

Distribution of profits are recognized as a liability and deducted from equity when they are approved by the Company’s BOD and/or stockholders. Distribution of profits are the period that are approved after the end of the financial reporting period are dealt with as an event after the financial reporting date.

Revenue Recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company and the amount of revenue can be measured reliably, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duties.

The following specific recognition criteria must also be met before revenue is recognized:

Revenues are recognized by reference to the stage of completion of the contract at year-end. In applying the percentage of completion method, revenue recognized corresponds to the total contract revenue multiplied by the actual completion rate based on the proportion of total contract costs incurred to date and the estimated costs to complete. Payments for revenue received in advance are recorded as a liability and subsequently recognized as income once service is rendered.

Interest income is recognized as the interest accrues taking into account the effective yield of the asset. Cost and Expense Recognition

Expenses are decreases in economic benefits during the reporting period in the form of outflows or incurrences of liabilities that result in decreases in equity, other than those relating to distributions to equity participants. Expenses are generally recognized when these are incurred, while interest expenses are accrued in the appropriate reporting period.

Costs of Services are incurred in the normal course of business and are recognized when the related services has been rendered. These comprise mainly of service costs, personnel costs, and rental which are provided in the period when services are rendered.

General and administrative expenses consist of costs associated with the development and execution of day-to-day operations of the Company. These are generally recognized when the expense arises. Major expenses include personnel costs, transportation and travel, and repairs and maintenance.

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Leases

Determination of Whether an Arrangement Contains a Lease

The determination of whether an arrangement is, or contains a lease is based on the substance of the arrangement at the inception of the lease and requires an assessment of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset.

A reassessment is made after inception of the lease only if one of the following applies:

(a)	there is a change in contractual terms, other than a renewal or an extension of the arrangement;
(b)	a renewal option is exercised or an extension granted, unless the term of the renewal or extension was initially included in the lease term;
(c)	there is a change in the determination of whether fulfilment is dependent on a specified asset; or
(d)	there is a substantial change to the asset.

When a reassessment is made, lease accounting shall commence or cease from the date when the change in circumstances gave rise to the reassessment for scenarios (a), (c) or (d) above, and at the date of renewal or extension period for scenario (b).

Operating Lease - Company as a Lessee

Leases where the lessor retains substantially all the risks and benefits of ownership of the leased assets are classified as operating leases. Noncancellable operating lease payments are recognized as expense in the statement of income on a straight-line basis over the lease term.

Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive), as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

Contingencies

Contingent liabilities are not recognized in the financial statements. They are disclosed in the notes to financial statements unless the possibility of an outflow of resources embodying economic benefits is remote. Contingent assets are not recognized in the financial statements but are disclosed in the notes to financial statements when an inflow of economic benefits is probable.

Events After the End of Reporting Period

Post year-end events that provide additional information about the Company’s position at the end of the reporting period (adjusting events) are reflected in the financial statements. Post year-end events that are not adjusting events are disclosed in the notes to financial statements when material.

3. Summary of Significant Accounting Judgments, Estimates and Assumptions

The preparation of the financial statements in accordance with PFRS for SEs requires management to make judgments, accounting estimates and use assumptions that affect the amounts reported in the financial statements and its accompanying notes. The estimates and assumptions used in the financial statements are based upon management’s evaluation of relevant facts and circumstances as of the date of the financial statements. In the opinion of management, the financial statements reflect all adjustments necessary to present fairly the results for the periods presented. Actual results could differ from these estimates and assumptions used.

Judgements, estimates and assumptions are continually evaluated and are based on historical experiences and other factors, including expectations of future events that are believed to be reasonable under the circumstances and the effect of any change in estimates and assumptions will be reflected in the financial statements when they become reasonably determinable.

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Judgments

In the process of applying the Company’s accounting policies, management has made the following judgements, apart from those involving estimations, which have the most significant effect on the amounts recognized in the financial statements.

Assessing of Whether a Lease Agreement is a Finance or Operating Lease - Company as a Lessee The Company has entered into property leases and has determined that the lessor retains all the significant risks and rewards of ownership of the property. The leases are therefore, accounted for as operating leases. In determining significant risks and rewards of ownership, the Company considered, among others, the significance of the lease term as compared with the estimated life of the related leased assets.

Estimates and Assumptions

The Company based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

The key assumptions concerning the future and other key sources of estimation at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year are discussed below:

Estimation of Allowance for Impairment Losses on Advances to Related Parties

The allowance for impairment loss on receivables are based on the Company’s assessment of the collectability of the accounts. Provisions are made for accounts specifically identified to be doubtful of collections. These factors include, but are not limited to, the length of the Company’s relationship with its customers, the customers’ payment behavior and known market factors that may affect collectability. An evaluation of the receivables, designed to identify potential charges to or against the allowance, is performed in a continuous basis during the year.

Estimation of Useful Lives of Office Equipment

The Company estimates the useful lives of software costs and office equipment based on the period over which these assets are expected to be available for use. The estimated useful lives of software costs and office equipment are reviewed periodically and are updated if expectations differ from previous estimates due to asset utilization, internal technical evaluation, technological changes, environmental and anticipated use of the assets tempered by related industry benchmark information. It is possible, however, that future results of operation could be materially affected by changes in these estimates brought about by changes due to the factors mentioned above. Any reduction in the estimated useful lives of software costs and office equipment would increase the Company’s recorded expenses and decrease noncurrent assets.

In determining the present value of estimated future cash flows expected to be generated from the continued use of the assets, the Company is required to make estimates and assumptions that can materially affect the Company’s financial statements.

These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable. For purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.

There was no impairment losses recognized for office equipment.

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Estimation of Allowance for Impairment Losses on Other Current Assets

The Company provides allowance for impairment losses on other current assets when they can no longer be realized. The amounts and timing of recorded expenses for any period would differ if the Company made different judgments or utilized different estimates. An increase in allowance for impairment losses would increase recorded expenses and decrease prepayments and other current assets. An impairment loss is reversed by a credit to current operations to the extent that it does not restate the asset to a carrying amount in excess of what have been determined had no impairment loss been recognized for the asset in prior years.

No provisions for impairment losses were recognized on the Company’s other current assets in 2021 and 2020.

Estimation of Provisions and Contingencies

By their nature, contingencies will only be resolved when one or more future events occur or fail to occur. The assessment of contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. To the extent determinable, management has to accrue the estimated losses that may arise from these conditions. The estimate of the probable losses for the resolution of possible claims has been developed in consultation with outside counsel handling the Company’s defense in these matters and is based upon an analysis of potential results.

4. Cash

This account pertains to cash in bank amounting to ₱13,514,758 and ₱131,221 as of December 31, 2021 and 2020, respectively. Cash in banks earn interest at the respective bank deposit rates. Interest income earned amounted to nil and ₱107 for the period ending December 31, 2021 and 2020, respectively.

5. Accounts Receivable

This account pertains to receivables from customers amounting to ₱376,768 and ₱546,004 as of December 31, 2021 and 2020, respectively.

Accounts receivables are noninterest-bearing and are generally on thirty (30) days’ terms.

6. Other Current Assets

This account pertains to input VAT amounting to ₱119,457 and ₱1,275 as of December 31, 2021 and 2020, respectively.

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7. Office Equipment

	2021	2020
Cost:
Beginning balance	₱16,135	₱–
Acquisitions	—	16,135
Ending balance	16,135	16,135
Accumulated depreciation: Beginning balance	1,900	—
Depreciation	3,227	1,900
Ending balance	5,127	1,900
Net book value	₱11,008	₱14,235

8. Accounts Payable

This account pertains to payable to suppliers amounting to ₱468,707 and ₱194,757 as of December 31, 2021 and 2020, respectively.

Trade payables are unsecured, noninterest-bearing and are normally settled on thirty (30) to ninety (90) days’ terms.

9. Advances from Customers

This account pertains to undelivered sales from customers amounting to ₱11,584,631 and nil as of December 31, 2021 and 2020, respectively.

10. Cost of Sales

This account pertains to salaries related to sales from goods amounting to ₱1,086,028 and ₱1,316,181 as of December 31, 2021 and 2020, respectively.

11. Cost of Services

This account pertains to salaries related to sales from services amounting to ₱340,080 and ₱255,060 as of December 31, 2021 and 2020, respectively.

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12. General and Administrative Expense

	2021	2020
Salaries	₱2,220,563	₱1,263,069
Advertising	488,311	618,311
Subscription	430,396	138,895
Professional fees	222,400	181,610
Rent	180,000	123,010
Telephone and internet	36,050	46,071
Supplies	21,467	63,142
Office dues	19,380	11,195
Taxes and license	17,000	55,088
SSS/PHIC/HDMF expense	9,498	—
Utilities	3,959	32,548
Depreciation expense	3,227	1,900
Parking fee	1,720	21,920
Gasoline	—	6,450
Miscellaneous	19,049	46,809
	₱3,673,020	₱2,610,018

13. Income Tax Expense

In 2021 and 2020, the Company has no provision for current income tax. The Company incurred a net loss amounting to ₱1,184,347 and ₱597,000, respectively of which no related deferred tax asset had been recognized. This will result to a net operating loss carry over (NOLCO) that can be claimed as deduction against future taxable income.

Deferred tax asset was not recognized because management believes that it is not probable that sufficient future taxable profits will be available to allow all or part of the deferred tax assets to be utilized.

The amount of NOLCO and the applicable year it is deductible from taxable income is shown below:

Year Incurred	Amount	Expired	Unapplied	Valid Until
2021	₱1,184,347	—	₱1,184,347	2026
2020	597,000	—	597,000	2025
Total	₱1,781,347	—	₱1,781,347

In 2021, the Company claims itemized deductions for tax purposes.

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14. Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. Transactions between related parties are based on terms similar to those offered to non-related parties.

Transactions with Related Parties

The summary of the Company’s transactions and outstanding balances with its related parties follow:

Related Party	Relationship	Year	Amount/Volume	Outstanding Balance	Terms and Conditions
Due to related parties
Individual	Stockholders	2021	(₱157,478)	—	On-demand Noninterest-bearing Unsecured, no impairment
		2020	₱157,478	₱157,478
Total		2021	(₱157,478)	—
Total		2020	₱157,478	₱157,478

In 2021, the company did not meet the criteria prescribed in RR No. 34-2020 to file and submit the Related Party Transaction form or BIR Form 1709 together with the Annual Income Tax Return. Accordingly, the Company did is not also required to prepare and submit a transfer pricing documentation as prescribed in the said regulation.

In the normal course of business, the Company obtains and grants non-interest bearing cash advances from related parties and stockholder for working capital purposes with no fixed terms of repayment. The advances to/from related parties includes share in the common expenses and payable beyond one year. Those advances are unsecured and expected to be settled beyond one year from financial reporting period.

Compensation of Key Management Personnel

The Company has no key management personnel. The financial and administrative functions of the Company are being handled by the board of directors.

15. Capital Stock

In 2021, stockholders subscribed and paid capital stock from the Company’s available authorized capital stock amounting to ₱2,812,500 at 2,812,500 shares with ₱1 par value per shares.

16. Other Matters

During the year, certain balances in the previous year were reclassified to conform with the current year presentation.

17. Supplementary Information Required Under Revenue Regulations 15-2010

On November 25, 2010, the BIR issued RR No. 15-2010, amending certain provisions of RR No. 21-2002, implementing Section 6 (H) of the Tax Code of 1997, prescribing the manner of compliance with the preparation and submission of financial statements accompanying the tax returns.

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It includes provisions for additional disclosure requirements in the notes to the financial statements, particularly on taxes and licenses paid or accrued during the year.

VAT

Details of the Company’s net sales/receipts, output VAT are as follows:

Output VAT

Net receipts and output VAT declared in the Company’s VAT returns in 2021 are as follows:

	Net Sales/Receipts	Output VAT
VAT taxable sales	₱2,170,883	₱260,506
Non-VAT sales	₱31,957,369	—
	₱34,128,252	₱260,506

The Company’s receipts that are subject to VAT are reported under “Service revenue” account in the statement of comprehensive income.

The amount of receipts with the related output VAT is declared in the VAT return upon collection, hence these may not be the same as the amounts shown in the statement of comprehensive income. The Company also has non vatable sales.

Input VAT
Balance at January 1, 2021:	₱1,275
Current year’s domestic purchases/payments for goods/services	378,688
Balance at December 31, 2021	₱379,963
Net VAT Overpayment
Output VAT	₱260,506
Input VAT	379,963,
119,457
Less:
Payments made during the year	—
Net VAT Overpayment	₱119,457

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Taxes and Licenses

The components of taxes and licenses in 2021 are as follows:

2021
Business permits	16,500
Registration fee	500
₱17,000

There were no tax cases nor litigation and/or prosecution in courts or those charged with governance outside the BIR during the year ended December 31, 2021.

18. Reconciliation of Net Loss to U.S Generally Accepted Accounting Principles (GAAP)

The Company has concluded there are no material variations to the net losses reported for the years ended December 31, 2021 and 2020 in order to reconcile to losses that would be reported under US GAAP .

The Company has concluded there are no material variations to the Company’s balance sheets at December 31, 2021 and 2020 and cash flow statements for the years ended December 31, 2021 and 2020 in order to reconcile the statements that would be reported under US GAAP.

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